                                                                 Exhibit 4.5

                                                                  EXECUTION COPY

                      PLATINUM UNDERWRITERS HOLDINGS, LTD.

                      STATE STREET BANK AND TRUST COMPANY

                      AS COLLATERAL AGENT, CUSTODIAL AGENT

                          AND SECURITIES INTERMEDIARY

                                      AND

                              JPMORGAN CHASE BANK

                           AS PURCHASE CONTRACT AGENT

                                PLEDGE AGREEMENT

                          DATED AS OF NOVEMBER 1,2002

                                TABLE OF CONTENTS

                                        ARTICLE I
                                       DEFINITIONS

SECTION 1.1    Definitions ...................................................        2

                                       ARTICLE II
                             PLEDGE; CONTROL AND PERFECTION

SECTION 2.1    The Pledge ....................................................        4
SECTION 2.2    Control and Perfection ........................................        6

                                       ARTICLE III
                                 PAYMENTS ON COLLATERAL

SECTION 3.1    Payments ......................................................        8
SECTION 3.2    Application of Payments .......................................        9

                                       ARTICLE IV
                 SUBSTITUTION, RELEASE, REPLEDGE AND SETTLEMENT OF NOTES

SECTION 4.1    Collateral Substitution and the Creation of Stripped Units ....       10
SECTION 4.2    Collateral Substitution and the Re-Creation of Normal Units ...       10
SECTION 4.3    Termination Event .............................................       11
SECTION 4.4    Early Settlement; Merger Early Settlement; Cash Settlement ....       12
SECTION 4.5    Remarketing; Application of Proceeds; Settlement ..............       12

                                        ARTICLE V
                                 VOTING RIGHTS -- NOTES

SECTION 5.1    Exercise by Purchase Contract Agent ...........................       15

                                       ARTICLE VI
                        RIGHTS AND REMEDIES; TAX EVENT REDEMPTION

SECTION 6.1    Rights and Remedies of the Collateral Agent ...................       15
SECTION 6.2    Substitutions .................................................       17
SECTION 6.3    Tax Event Redemption ..........................................       17
SECTION 6.4    Prepayment of Notes ...........................................       17

                                       ARTICLE VII
                        REPRESENTATIONS AND WARRANTIES; COVENANTS

SECTION 7.1    Representations and Warranties of the Holders .................       18

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
SECTION 7.2    Representations and Warranties of the Collateral Agent,
               Custodial Agent and Securities Intermediary ...................       18
SECTION 7.3    Covenants .....................................................       19

                                      ARTICLE VIII
                                  THE COLLATERAL AGENT

SECTION 8.1    Appointment, Powers and Immunities ............................       20
SECTION 8.2    Instructions of the Company ...................................       21
SECTION 8.3    Reliance ......................................................       21
SECTION 8.4    Rights in Other Capacities ....................................       22
SECTION 8.5    Non-Reliance on Collateral Agent ..............................       22
SECTION 8.6    Compensation and Indemnity ....................................       22
SECTION 8.7    Failure to Act ................................................       23
SECTION 8.8    Resignation ...................................................       24
SECTION 8.9    Right to Appoint Agent or Advisor .............................       25
SECTION 8.10   Survival ......................................................       25
SECTION 8.11   Exculpation ...................................................       25

                                       ARTICLE IX
                                        AMENDMENT

SECTION 9.1    Amendment Without Consent of Holders ..........................       26
SECTION 9.2    Amendment with Consent of Holders .............................       26
SECTION 9.3    Execution of Amendments .......................................       27
SECTION 9.4    Effect of Amendments ..........................................       27
SECTION 9.5    Reference to Amendments .......................................       27

                                        ARTICLE X
                                      MISCELLANEOUS

SECTION 10.1   No Waiver .....................................................       28
SECTION 10.2   GOVERNING LAW .................................................       28
SECTION 10.3   Notices .......................................................       29
SECTION 10.4   Successors and Assigns ........................................       29
SECTION 10.5   Counterparts ..................................................       29
SECTION 10.6   Severability ..................................................       29
SECTION 10.7   Expenses, Etc .................................................       29
SECTION 10.8   Security Interest Absolute ....................................       30
SECTION 10.9   Waiver of Jury Trial ..........................................       30


EXHIBIT A      Instruction from Purchase Contract Agent to Collateral Agent
EXHIBIT B      Instruction to Purchase Contract Agent
EXHIBIT C      Instruction to Custodial Agent Regarding Remarketing
EXHIBIT D      Instruction to Custodial Agent Regarding Withdrawal from
               Remarketing

                                PLEDGE AGREEMENT

      PLEDGE AGREEMENT, dated as of November 1, 2002 (this "Agreement"), among Platinum Underwriters Holdings, Ltd., a Bermuda corporation (the "Company"), State Street Bank and Trust Company, a Massachusetts trust company, not individually but solely as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"), as custodial agent (in such capacity, together with its successors in such capacity, the "Custodial Agent") and as "securities intermediary" as defined in Section 8-102(a)(14) of the Code (as defined herein) (in such capacity, together with its successors in such capacity, the "Securities Intermediary"), and JPMorgan Chase Bank, a New York banking corporation, not individually but solely as purchase contract agent and as attorney-in-fact of the Holders from time to time of the Units (in such capacity, together with its successors in such capacity, the "Purchase Contract Agent") under the Purchase Contract Agreement (as defined herein).

                                    RECITALS

      WHEREAS, the Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Purchase Contract Agreement"), pursuant to which there may be issued Units having a Stated Amount of $25 per Unit, all of which will initially be Normal Units.

      WHEREAS, each Normal Unit will be comprised of (a) a Purchase Contract and
(b) either beneficial ownership of (i) a 1/40, or 2.5%, beneficial ownership interest in a Note having a $1,000 principal amount or (ii) following the remarketing of the Notes in accordance with the Purchase Contract Agreement and the Remarketing Agreement or if the Holder has elected not to have the Note remarketed or a Tax Event Redemption in accordance with the Purchase Contract Agreement and the terms of the Notes, beneficial ownership of the appropriate Treasury Consideration.

      WHEREAS, in accordance with the terms of the Purchase Contract Agreement, a holder of Normal Units may separate the Notes or the appropriate Treasury Consideration, as applicable, from the related Purchase Contracts by substituting for such Notes or the appropriate Treasury Consideration, as the case may be, Treasury Securities that will pay in the aggregate an amount equal to the aggregate Stated Amount of such Normal Units. Upon such separation, the Normal Units will become Stripped Units. Each Stripped Unit will be comprised of
(a) a Purchase Contract and (b) a 1/40 undivided beneficial interest in a Treasury Security.

      WHEREAS, pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders, from time to time, of the Units have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided hereby of the Notes, any Treasury Consideration and any Treasury

Securities delivered in exchange therefor to secure each Holder's obligations under the related Purchase Contract, as provided herein and subject to the terms hereof.

      NOW, THEREFORE, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Collateral Agent, the Securities Intermediary, the Custodial Agent and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Units, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1 Definitions

      For all purposes of this agreement, except as otherwise expressly provided or unless the context otherwise requires:

      (a) capitalized terms used but not defined herein are used as defined in the Purchase Contract Agreement;

      (b) the defined terms in this Agreement have the meanings assigned to them in this Article and include the plural as well as the singular; and

      (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

      "Agreement" means this agreement as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

      "Code" has the meaning specified in Section 6.1 hereof.

      "Collateral" has the meaning specified in Section 2.1 hereof.

      "Collateral Account" means the securities account (number 131404-015) maintained at State Street Bank and Trust Company in the name "JPMorgan Chase Bank, as Purchase Contract Agent on behalf of the holders of certain securities of Platinum Underwriters Holdings, Ltd., Collateral Account subject to the security interest of State Street Bank and Trust Company, as Collateral Agent, for the benefit of Platinum Underwriters Holdings, Ltd., as pledgee" and any successor account.

      "Collateral Agent" has the meaning specified in the first paragraph of this Agreement.

      "Company" means the Person named as the "Company" in the first paragraph of this Agreement until a successor shall have become such, and thereafter "Company" shall mean such successor.

      "Custodial Agent" has the meaning specified in the first paragraph of this Agreement.

      "Intermediary" means any entity that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

      "Pledge" has the meaning specified in Section 2.1 hereof.

      "Pledged Notes" has the meaning specified in Section 2.1 hereof.

      "Pledged Treasury Consideration" has the meaning specified in Section 2.1, hereof.

      "Pledged Treasury Securities" has the meaning specified in Section 2.1 hereof.

      "Proceeds" means all interest, dividends, cash, instruments, securities, financial assets (as defined in Section 8-l02(a)(9) of the Code) and other property from time to time received, receivable or otherwise distributed upon the sale, exchange, collection or disposition of the Collateral or any proceeds thereof.

      "Purchase Contract Agent" has the meaning specified in the first paragraph of this Agreement.

      "Purchase Contract Agreement" has the meaning specified in the Recitals.

"Securities Intermediary" has the meaning specified in the first paragraph of this Agreement.

      "Security Entitlement" has the meaning set forth in Section 8-102(a)(17) of the Code.

      "Separate Notes" means any Notes that are not Pledged Notes.

      "TRADES Regulations" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

      "Transfer" means, with respect to the Collateral and in accordance with the instructions of the Collateral Agent, the Purchase Contract Agent or the Holder, as applicable:

      (i) in the case of Collateral consisting of securities which cannot be delivered by book-entry or which the parties agree are to be delivered in physical form, delivery in appropriate physical form to the recipient accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

      (ii) in the case of Collateral consisting of securities maintained in book-entry form by causing a "securities intermediary" (as defined in Section 8-l02(a)(l4) of the Code) to (a) credit a "security entitlement" (as defined in Section 8-102(a)(17) of the Code) with respect to such securities to a "securities account" (as defined in Section 8-501(a) of the Code) maintained by or on behalf of the recipient and (b) to issue a confirmation to the recipient with respect to such credit. In the case of Collateral to be delivered to the Collateral Agent, the securities intermediary shall be the Securities Intermediary and the securities account shall be the Collateral Account. In addition, any Transfer of Treasury Securities and Treasury Consideration hereunder shall be made in accordance with the TRADES Regulations and other applicable law.

                                   ARTICLE II

                         PLEDGE; CONTROL AND PERFECTION

      SECTION 2.1 The Pledge

      (a) The Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, and the Purchase Contract Agent, as such attorney-in-fact, hereby pledge and grant to the Collateral Agent, for the benefit of the Company, as collateral security for the performance when due by such Holders of their respective obligations under the related Purchase Contracts, a security interest in all of the right, title and interest of the Purchase Contract Agent and such Holders in:

      (i) (A) the Notes, Treasury Consideration or Treasury Securities constituting a part of the Units, (B) any Treasury Securities delivered in exchange for any Notes or Treasury Consideration, as applicable, in accordance with Section 4.1 hereof, and (C) any Notes or Treasury Consideration, as applicable, delivered in exchange for any Treasury Securities in accordance with Section 4.2 hereof, in each case that have been Transferred to or otherwise received by the Collateral Agent and not released by the Collateral Agent to such Holders under the provisions of this Agreement;

      (ii) the Collateral Account and all securities, financial assets, security entitlements, cash and other property credited thereto and all Security Entitlements related thereto; and

      (iii) all Proceeds of the foregoing (all of the foregoing, collectively, the "Collateral").

      (b) Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Units, shall cause the Notes comprising a part of the Normal Units to be Transferred to the Collateral Agent for the benefit of the Company.

      (c) The pledge provided in this Section 2.1 is herein referred to as the "Pledge" and the Notes (including any Notes that are delivered pursuant to Section 6.2 hereof), Treasury Consideration and Treasury Securities subject to the Pledge, excluding any Notes, Treasury Consideration or Treasury Securities released from the Pledge as provided in Sections 4.1 and 4.2 hereof, respectively, are hereinafter referred to as "Pledged Notes," "Pledged Treasury Consideration" and "Pledged Treasury Securities," respectively. Subject to the Pledge and the provisions of Section 2.2 hereof, the Holders from time to time shall have fill beneficial ownership of the Collateral. For purposes of perfecting the Pledge under applicable law, including, to the extent applicable, the TRADES Regulations or the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction, the Collateral Agent shall be the agent of the Company as provided herein. Whenever directed by the Collateral Agent acting on behalf of the Company, the Securities Intermediary shall have the right to reregister the Notes or any other securities held in physical form in its name.

      (d) Except as may be required in order to release Notes or Treasury Consideration, as applicable, in connection with a Tax Event Redemption or with a Holder's election to convert its investment from a Normal Unit to a Stripped Unit, or except as otherwise required to release Notes as specified herein, neither the Collateral Agent, the Custodial Agent nor the Securities Intermediary shall relinquish physical possession of any certificate evidencing Notes, Treasury Securities or Treasury Consideration, as applicable, prior to the termination of this Agreement. If it becomes necessary for the Securities Intermediary to relinquish physical possession of a certificate in order to release a portion of the Notes evidenced thereby from the Pledge, the Collateral Agent shall use its best efforts to obtain physical possession of a replacement certificate evidencing any Notes remaining subject to the Pledge hereunder registered to it or endorsed in blank within fifteen days of the date it relinquished possession. The Collateral Agent shall promptly notify the Company of its inability to obtain possession of any such replacement certificate as required hereby.

      SECTION 2.2 Control and Perfection

      (a) In connection with the Pledge granted in Section 2.1, and subject to the other provisions of this Agreement, the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, hereby authorize and direct the Securities Intermediary (without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders), and the Securities Intermediary agrees, to comply with and follow any instructions and entitlement orders (as defined in Section 8-102(a)(8) of the Code) that the Collateral Agent may deliver pursuant to the terms hereof or upon the written direction of the Company with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect to any thereof. In the event the Securities Intermediary receives from the Holders or the Purchase Contract Agent entitlement orders which conflict with entitlement orders received from the Collateral Agent, the Securities Intermediary shall follow the entitlement orders received from the Collateral Agent. Such instructions and entitlement orders may, without limitation, direct the Securities Intermediary to transfer, redeem, assign, or otherwise deliver the Notes, the Treasury Consideration and the Treasury Securities, and any Security Entitlements with respect thereto or sell, liquidate or dispose of such assets through a broker designated by the Company, and to pay and deliver any income, proceeds or other funds derived therefrom to the Company. The Holders from time to time acting through the Purchase Contract Agent hereby further authorize and direct the Collateral Agent, as agent of the Company, to, pursuant to the terms hereof or upon written direction of the Company, itself issue instructions and entitlement orders, and to otherwise take action, with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect thereto, pursuant to the terms and provisions hereof, all without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders. The Collateral Agent shall be the agent of the Company and shall act only in accordance with the terms hereof or as otherwise directed in writing by the Company. Without limiting the generality of the foregoing, the Collateral Agent shall issue entitlement orders to the Securities Intermediary when and as required by the terms hereof or as otherwise directed in writing by the Company.

      (b) The Securities Intermediary hereby confirms and agrees that:

      (i) all securities or other property underlying any financial assets credited to the Collateral Account shall be registered in the name of the Securities Intermediary, or its nominee, indorsed to the Securities Intermediary, or its nominee, or in blank or credited to another Collateral Account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent, the Collateral Agent, the Company or any Holder, payable to the order of, or specially indorsed to, the Purchase Contract Agent, the Collateral Agent, the Company or any Holder except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank;

      (ii) all property delivered to the Securities Intermediary pursuant to this Agreement (including, without limitation, any Notes, Treasury Consideration or Treasury Securities) will be promptly credited to the Collateral Account;

      (iii) the Collateral Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Purchase Contract Agent as entitled to exercise the rights of any financial asset credited to the Collateral Account;

      (iv) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Collateral Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the Code) of such other Person; and

      (v) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Company, the Collateral Agent or the Purchase Contract Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in this Section 2.2 hereof.

      (c) The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the Code.

      (d) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

      (e) The Purchase Contract Agent hereby irrevocably constitutes and appoints the Collateral Agent and the Company, with full power of substitution, as the Purchase Contract Agent's attorney-in-fact to take on behalf of, and in the name, place and stead of the Purchase Contract Agent and the Holders, any action necessary or desirable to perfect and to keep perfected the security interest in the Collateral referred to in Section 2.1. The grant of such power-of-attorney shall not he deemed to require of the Collateral Agent any specific duties or obligations not otherwise assumed by the Collateral Agent hereunder. Notwithstanding the foregoing, in no event shall the Collateral Agent or Securities Intermediary be responsible for the preparation or filing of any financing or continuation statements in the appropriate jurisdictions or responsible for maintenance or perfection of any security interest hereunder.

                                   ARTICLE III

                             PAYMENTS ON COLLATERAL

      SECTION 3.1 Payments

      So long as the Purchase Contract Agent is the registered owner of the Pledged Notes, Pledged Treasury Consideration or Pledged Treasury Securities, it shall receive all payments thereon. If the Pledged Notes are reregistered such that the Collateral Agent becomes the registered holder, all payments of the principal of, or interest on, the Pledged Notes and all payments of the principal of, or cash distributions on, any Pledged Treasury Consideration or Pledged Treasury Securities, that are received by the Collateral Agent and that are properly payable hereunder shall be paid by the Collateral Agent by wire transfer in same day funds:

      (i) in the case of (A) quarterly cash distributions on Normal Units which include Pledged Notes or Pledged Treasury Consideration, as the case may be, and (B) any payments of principal or, if applicable, any Tax Event Redemption Treasury Consideration (as specified in clause (B) of the definition of such term) with respect to any Notes or Treasury Consideration, as the case may be, that have been released from the Pledge pursuant to Section 4.3 hereof, to the Purchase Contract Agent, for the benefit of the relevant Holders of the Normal Units, to the account designated by the Purchase Contract Agent for such purpose no later than 11:00a.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment or payment instructions are received by the Collateral Agent after 9:00 a.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30, New York City time, on the next succeeding Business Day and in the event such payment or payment instructions are received by the Collateral Agent on a day that is not a Business Day, then such payment shall be made no later than 12:00 p.m., New York City time, on the next succeeding Business
            Day);

      (ii) in the case of any payments with respect to any Treasury Securities that have been released from the Pledge pursuant to Section 4.3 hereof to the Holders of the Stripped Units, to the accounts designated by the Purchase Contract Agent in writing for such purpose no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment or payment instructions are received by the Collateral Agent after 10:00 a.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30, New York City time, on the next succeeding Business Day and in the event such payment or payment instructions are received by the Collateral Agent on a day that is not a Business Day, then such payment shall be made no later than 12:00p.m., New York City time, on the next succeeding Business Day); any payment to be made directly to the Holders of such Stripped Units shall be subject to applicable federal withholding law, including the requirement that a Holder shall have provided to the Collateral Agent its certified taxpayer identification number by furnishing appropriate Forms W-9 (or such other forms as shall be applicable);

      (iii) in the case of payments in respect of any Pledged Notes, Pledged Treasury Consideration or Pledged Treasury Securities, as the case may be, to be paid upon settlement of such Holder's obligations to purchase Common Shares under the Purchase Contract, to the Company on the Share Purchase Date in accordance with the procedure set forth in Section 4.5(a) or 4.5(b) hereof, in full satisfaction of the respective obligations of the Holders under the related Purchase Contracts; and

      (iv) in the case of any payments in respect of any Pledged Notes upon a Prepayment Event, in accordance with the written instructions of the Purchase Contract Agent for the purchase of the Prepayment Treasury Consideration and as set forth in Section 4.5 of the Purchase Contract Agreement.

      SECTION 3.2 Application of Payments

      All payments received by the Purchase Contract Agent as provided herein shall be applied by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement. If, notwithstanding the foregoing, the Purchase Contract Agent shall receive any payments of principal on account of any Notes or Treasury Consideration, as applicable, that, at the time of such payment, are Pledged Notes or Pledged Treasury Consideration, as the case may be (other than payments to which it is entitled pursuant to the terms of the Purchase Contract Agreement), or a Holder of a Stripped Unit shall receive any payments of principal on account of any Treasury Securities that, at the time of such payment, are Pledged Treasury Securities (other than payments to which it is entitled pursuant to the terms of the Purchase Contract Agreement), the Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company (and promptly deliver the same over to the Company) for application to the obligations of the Holders under the related Purchase Contracts, and the Holders shall acquire no right, title or interest in any such payments of principal so received.

                                   ARTICLE IV

            SUBSTITUTION, RELEASE, REPLEDGE AND SETTLEMENT OF NOTES

      SECTION 4.1 Collateral Substitution and the Creation of Stripped Units

      At any time on or prior to the second Business Day immediately preceding the Share Purchase Date, a Holder of Normal Units shall have the right to substitute Treasury Securities for the Pledged Notes or Pledged Treasury Consideration, as the case may be, securing such Holder's obligations under the Purchase Contracts comprising a part of such Normal Units, in integral multiples of 40 Normal Units, or after a successful remarketing of the Notes pursuant to the Purchase Contract Agreement or a Tax Event Redemption, in integral multiples of Normal Units so that Treasury Securities to be deposited and the applicable Treasury Consideration, as the case may be, to be released are in integral multiples of $1,000, by (a) Transferring to the Collateral Agent Treasury Securities having an aggregate principal amount equal to the aggregate Stated Amount of such Normal Units and (b) delivering such Normal Units to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit 13 hereto, to the Purchase Contract Agent stating that such Holder has Transferred Treasury Securities to the Collateral Agent pursuant to clause (a) above (stating the principal amount, the maturities and the CUSIP numbers of the Treasury Securities Transferred by such Holder) and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Notes or Pledged Treasury Consideration related to such Normal Units, whereupon the Purchase Contract Agent shall promptly give such instruction to the Collateral Agent in the form provided in Exhibit A; provided that such Holder may not substitute such Treasury Securities for such Pledged Notes or Pledged Treasury Consideration pursuant to this Section 4.1 after a Prepayment Event or during the period from four Business Days prior to any Remarketing Period until the expiration of three Business Days after the end of such Remarketing Period. Upon receipt of Treasury Securities from a Holder of Normal Units and the related instruction from the Purchase Contract Agent, the Collateral Agent shall release the Pledged Notes or Pledged Treasury Consideration and shall promptly Transfer such Pledged Notes or Pledged Treasury Consideration free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent. All items Transferred and/or substituted by any Holder pursuant to this Section 4.1, Section 4.2 or any other Section of this Agreement shall be Transferred and/or substituted free and clear of all liens, claims and encumbrances.

      SECTION 4.2 Collateral Substitution and the Re-Creation of Normal Units

      At any time on or prior to the second Business Day immediately preceding the Share Purchase Date, a Holder of Stripped Units shall have the right to reestablish Normal Units (a) consisting of the Purchase Contracts and Notes in integral multiples of 40 Normal Units, or (b) after a remarketing of the Notes pursuant to the Purchase Contract Agreement or a Tax Event Redemption, consisting of the Purchase Contracts and the appropriate Treasury Consideration (identified and calculated by reference to the

      Treasury Consideration then comprising Normal Units) or the appropriate portion of the Treasury Portfolio in integral multiples of Stripped Units so that the Treasury Consideration to be deposited and the Treasury Securities to be released are in integral multiples of $l,000, by (x) Transferring to the Collateral Agent Notes or the appropriate Treasury Consideration, as the case may be, then comprising such number of Normal Units as is equal to such Stripped Units and (y) delivering such Stripped Units to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit B hereto, to the Purchase Contract Agent stating that such Holder has transferred Notes or Treasury Consideration to the Collateral Agent pursuant to clause (a) above and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Treasury Securities related to such Stripped Units, whereupon the Purchase Contract Agent shall give such instruction to the Collateral Agent in the form provided in Exhibit A. Upon receipt of the Notes or the appropriate Treasury Consideration, as the case may be, from such Holder and the instruction from the Purchase Contract Agent, the Collateral Agent shall release the Pledged Treasury Securities and shall promptly Transfer such Treasury Securities, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent.

      SECTION 4.3 Termination Event

      (a) Upon receipt by the Collateral Agent of written notice from the Company or the Purchase Contract Agent that there has occurred a Termination Event and identifying the nature of the Termination Event, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer any Pledged Notes or Pledged Treasury Consideration, as the case may be, and Pledged Treasury Securities to the Purchase Contract Agent for the benefit of the Holders of the Normal Units and the Stripped Units, respectively, free and clear of any lien, pledge or security interest or other interest created in favor of the Collateral Agent hereby.

      (b) If such Termination Event shall result from the Company's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall advise the Purchase Contract Agent in writing that the Collateral Agent shall for any reason be prohibited from promptly effectuating the release and Transfer of all Pledged Notes, Pledged Treasury Consideration or Pledged Treasury Securities, as the case may be, as provided by this Section 4.3, the Purchase Contract Agent shall:

      (i) use its reasonable best efforts to obtain an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the Company's being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this
            Section 4.3, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (y) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (z) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Notes, Pledged Treasury Consideration or Pledged Treasury Securities, as the case may be, as provided in this Section 4.3, then the Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court with jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Notes, Pledged Treasury Consideration or Pledged Treasury Securities, as the case may be, as provided by this
            Section 4.3 or

      (ii) commence an action or proceeding like that described in subsection
      (i) hereof within ten days after the occurrence of such Termination Event.

      SECTION 4.4 Early Settlement; Merger Early Settlement; Cash Settlement

      Upon written notice to the Collateral Agent by the Purchase Contract Agent that one or more Holders of Units have elected to effect Early Settlement, Merger Early Settlement or Cash Settlement of their respective obligations under the Purchase Contracts forming a part of such Units in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement (setting forth the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement, Merger Early Settlement or Cash Settlement), and that the Purchase Contract Agent has received from such Holders, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amounts, Merger Early Settlement Amounts or Cash Settlement Amounts, as the case may be, pursuant to the terms of the Purchase Contracts and the Purchase Contract Agreement and that all conditions to such Early Settlement, Merger Early Settlement or Cash Settlement, as the case may be, have been satisfied, then the Collateral Agent shall release from the Pledge (a) Pledged Notes or Pledged Treasury Consideration, as the case may be, in the case of a Holder of Normal Units or (b) Pledged Treasury Securities, in the case of a Holder of Stripped Units, identified by the Purchase Contract Agent as relating to such Purchase Contracts as to which such Holders have elected to effect Early Settlement, Merger Early Settlement or Cash Settlement, and shall Transfer all such Pledged Notes, Pledged Treasury Consideration or Pledged Treasury Securities, as the case may be, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent for the benefit of the Holders.

      SECTION 4.5 Remarketing; Application of Proceeds; Settlement

      (a) Pursuant to the Purchase Contract Agreement, the Purchase Contract Agent shall notify, by 10:00 a.m., New York City time, on the third Business Day preceding the first day of any Remarketing Period, the Remarketing Agent and the Collateral Agent of the aggregate principal amount of Notes comprising part of Normal Units to be remarketed. The Collateral Agent shall, by 10:00 a.m., New York City time, on the Business Day immediately preceding the first day of any Remarketing Period, without any instruction from Holders of Normal Units, deliver (i) the Pledged Notes to be remarketed to the Remarketing Agent for remarketing and (ii) the remaining Pledged Notes to the Purchase Contract Agent for distribution to the Holders that have elected not to participate in the remarketing in accordance with the Purchase Contract Agreement. The Remarketing Agent will agree pursuant to the Remarketing Agreement to deliver the Agent-purchased Treasury Consideration purchased from the proceeds of a successful remarketing to the Purchase Contract Agent, which shall thereupon deliver such Agent-purchased Treasury Consideration to the Collateral Agent. Upon receipt of the Agent-purchased Treasury Consideration from the Purchase Contract Agent following a successful remarketing, the Collateral Agent, for the benefit of the Company, shall thereupon hold such Agent-purchased Treasury Consideration to secure such Holders' obligations under the Purchase Contracts. On the Share Purchase Date, the Collateral Agent shall apply that portion of the payments received in respect of the Pledged Treasury Consideration equal to the aggregate Stated Amount of the related Normal Units to satisfy in full the obligations of such Holders of Normal Units to pay the Purchase Price under the related Purchase Contracts. The remaining portion of such Proceeds, if any, shall be distributed by the Collateral Agent to the Purchase Contract Agent for payment to each Holder of a Normal Unit a cash payment in an amount equal to 1/40, or 2.5%, of a quarterly interest payment on the $1,000 principal amount of a Senior Note at the initial annual rate of 5.25%.

      (b) Promptly following a Failed Remarketing, the Notes delivered to the Remarketing Agent and the Purchase Contract Agent pursuant to Section 4.5(a) shall be returned to the Collateral Agent, together with written notice from the Remarketing Agent of the Failed Remarketing. The Collateral Agent, for the benefit of the Company, shall thereupon hold such Notes to secure the obligations of Holders of Normal Units under the Purchase Contracts. The Remarketing Agent shall agree to make one or more attempts to remarket the Notes in accordance with the procedures set forth in the Purchase Contract Agreement and the Remarketing Agreement between the Remarketing Date and the Share Purchase Date, provided that the requirements of Section 5.4(b)(ii) of the Purchase Contract Agreement have been met. If by 4:00 p.m., New York City time, on the third Business Day immediately preceding the Share Purchase Date the Remarketing Agent has failed to remarket the Notes at a price equal to at least 100.25% of the Remarketing Value (as described in the Purchase Contract Agreement), the "Last Failed Remarketing" shall be deemed to have occurred. In this case, the Remarketing Agent will agree to advise the Collateral Agent in writing that it cannot remarket the related Pledged Notes of such Holders of Normal Units and the Remarketing Agent will agree pursuant to the Remarketing Agreement to promptly return to the Collateral Agent the Notes delivered to it pursuant to Section 4.5(a). The Collateral Agent, for the benefit of the Company will, at the written direction of the Company, deliver or dispose of the Pledged Notes in accordance with the Company's written instructions to satisfy in full, from any such disposition or retention, such Holders' obligations to pay the Purchase Price for the Common Shares; provided that if upon a Failed Remarketing or the Last Failed Remarketing, as the case may be, the Collateral Agent delivers or disposes of the

Pledged Notes in accordance with the written instructions of the Company, any accrued and unpaid interest on such Notes will become payable by the Company to the Purchase Contract Agent for payment to the Holder of the Normal Units to which such Notes relate in accordance with the Purchase Contract Agreement.

      (c) In the event a Holder of Stripped Units has not made an Early Settlement, Merger Early Settlement or Cash Settlement of the Purchase Contracts underlying its Stripped Units, such Holder shall be deemed to have elected to pay for the Common Shares to be issued under such Purchase Contracts from the payments received in respect of the related Pledged Treasury Securities. Without receiving any instruction from any such Holder of Stripped Units, the Collateral Agent shall apply such payments to the settlement of such Purchase Contracts on the Share Purchase Date pursuant to written instructions from the Purchase Contract Agent. In the event the payments received in respect of the related Pledged Treasury Securities are in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall distribute such excess, when received, to the Purchase Contract Agent for payment to such Holders of Stripped Units.

      (d) Pursuant to the Remarketing Agreement and Purchase Contract Agreement, on or prior to the fourth Business Day preceding the first day of any Remarketing Period, but no earlier than the Payment Date immediately preceding the first day of such Remarketing Period, holders of Separate Notes may elect to have their Separate Notes remarketed by delivering their Separate Notes, together with a notice of such election, substantially in the form of Exhibit C hereto, to the Custodial Agent. On the third Business Day prior to the first day of any Remarketing Period, by 10:00 a.m., New York City time, the Custodial Agent shall notify the Remarketing Agent of the principal amount of such Separate Notes to be remarketed. The Custodial Agent will hold such Separate Notes in an account separate from the Collateral Account. A holder of Separate Notes electing to have its Separate Notes remarketed will also have the right to withdraw such election by written notice to the Custodial Agent, substantially in the form of Exhibit D hereto, on or prior to the fourth Business Day immediately preceding the first day of any Remarketing Period, upon which notice the Custodial Agent will return such Separate Notes to such holder. On the Business Day immediately preceding the first day of any Remarketing Period, the Custodial Agent will deliver to the Remarketing Agent for remarketing all Separate Notes delivered to the Custodial Agent pursuant to this Section 4.5(d) and not withdrawn pursuant to the terms hereof prior to such date. The portion of the proceeds from such remarketing equal to the amount calculated in respect of such Separate Notes as set forth in Section 5.4(b) of the Purchase Contract Agreement will automatically be remitted by the Remarketing Agent to the Custodial Agent for the benefit of the holders of such Separate Notes. In addition, after deducting as the remarketing fee an amount not exceeding 25 basis points (.25%) of the total proceeds of such remarketing of such Separate Notes, the Remarketing Agent will remit to the Custodial Agent the remaining portion of the proceeds, if any, for payment to such holders. If, despite using commercially reasonable best efforts, the Remarketing Agent advises the Custodial Agent in writing that there has been a Failed Remarketing, the Remarketing Agent will promptly return such Notes to the Custodial Agent for redelivery to the holders of such Separate Notes. For purposes of this Section 4.5(d), a "holder" of a Separate Notes shall mean the Person in whose name such Separate Notes is registered on the books of the registrar for the Notes.

                                   ARTICLE V

                             VOTING RIGHTS -- NOTES

      SECTION 5.1 Exercise by Purchase Contract Agent

      The Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Notes or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract Agreement; provided that the Purchase Contract Agent shall not exercise or, as the case may be, shall not refrain from exercising such right if, in the judgment of the Company, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Notes; and provided, further, that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five Business Days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Notes, including notice of any meeting at which holders of Notes are entitled to vote or solicitation of consents, waivers or proxies of holders of Notes, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Notes (in form and substance satisfactory to the Collateral Agent) as are prepared by the Purchase Contract Agent with respect to the Pledged Notes.

                                   ARTICLE VI

                   RIGHTS AND REMEDIES; TAX EVENT REDEMPTION

      SECTION 6.1 Rights and Remedies of the Collateral Agent

      (a) In addition to the rights and remedies available at law or in equity, after an event of default under the Purchase Contracts, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (or any successor thereto) as in effect in the State of New York from time to time (the "Code") (whether or not the Code is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Wherever reference is made in this Agreement to any section of the Code, such reference shall be deemed to include a reference to any provision of the Code which is a successor to, or amendment of, such section. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (i) retention of the Pledged Notes or other Collateral in full satisfaction of the Holders' obligations under the Purchase Contracts or (ii) sale of the Pledged Notes or other Collateral in one or more public or private sales or otherwise at the written direction of the Company.

      (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of any Pledged Treasury Consideration or Pledged Treasury Securities as provided in Article III hereof in satisfaction of the obligations of the Holder of the Units of which such Pledged Treasury Consideration or Pledged Treasury Securities, as applicable, is a part under the related Purchase Contracts, the inability to make such payments shall constitute an event of default under the Purchase Contracts and the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Securities or such Pledged Treasury Consideration, as applicable, and such obligations of such Holder, any and all of the rights and remedies available to a secured party under the Code and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.

      (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) the principal amount of, or interest on, the Pledged Notes, or (ii) the principal amount of the Pledged Treasury Consideration or Pledged Treasury Securities, subject, in each case, to the provisions of Article III, and as otherwise granted herein.

      (d) The Purchase Contract Agent, individually and as attorney-in-fact for each Holder of Units, agrees that, from time to time, upon the written request of the Company or the Collateral Agent (acting upon the written request of the Company), the Purchase Contract Agent or such Holder shall execute and deliver such further documents and do such other acts and things as may be necessary, including as the Company or the Collateral Agent (acting upon the written request of the Company) may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Company or the Collateral Agent (acting upon the written request of the Company) hereunder, except for liability for its own negligent act, its own negligent failure to act, its own bad faith or its own willful misconduct.

      (e) The Collateral Agent shall not be deemed to have knowledge of any event of default unless it has received notice thereof from the Company or the Purchase Contract Agent.

      SECTION 6.2 Substitutions

      Whenever a Holder has the right to substitute Treasury Securities, Notes, or Treasury Consideration, as the case may be, for Collateral held by the Collateral Agent, such substitution shall not constitute a novation of the security interest created hereby.

      SECTION 6.3 Tax Event Redemption

      Upon the occurrence of a Tax Event Redemption prior to the Share Purchase Date or the earlier successful remarketing of the Notes pursuant to Section 5.4 of the Purchase Contract Agreement and the receipt of the Redemption Price of the Pledged Notes by the Collateral Agent, the Collateral Agent will, at the written direction of the Company, apply the Redemption Price to purchase on behalf of the Holders of Normal Units the Tax Event Redemption Treasury Consideration. The Collateral Agent shall transfer the Tax Event Redemption Treasury Consideration to the Collateral Account to secure the obligation of all Holders of Normal Units to purchase Common Shares of the Company under the Purchase Contracts constituting a part of such Normal Units, in substitution for the Pledged Notes. Thereafter the Collateral Agent shall have such security interests, rights and obligations with respect to the Tax Event Redemption Treasury Consideration as it had in respect of the Pledged Notes as provided in Articles II, III, IV, V and VI, and any reference herein to the Notes shall be deemed to be reference to such Tax Event Redemption Treasury Consideration, and any reference herein to interest on the Notes shall be deemed to be a reference to corresponding distributions on such Tax Event Redemption Treasury Consideration. Upon the occurrence of a Tax Event Redemption, the Collateral Agent shall be authorized to surrender the Notes in accordance with the provisions of the Indenture.

      SECTION 6.4 Prepayment of Notes

      Upon the occurrence of a Prepayment Event prior to the Share Purchase Date or the earlier successful remarketing of the Notes pursuant to Section 5.4 of the Purchase Contract Agreement and the receipt in full by the Collateral Agent of the principal amount of and accrued interest, if any, on the Pledged Notes, the Collateral Agent will, at the written direction of the Company, purchase the Prepayment Treasury Consideration and promptly remit the remaining portion, if any, of the amounts received in respect of the principal of and accrued interest on the Pledged Notes to the Purchase Contract Agent for payment to the Holders of Normal Units. The Collateral Agent shall transfer the Prepayment Treasury Consideration to the Collateral Account to secure the obligation of all Holders of Normal Units to purchase Common Shares of the Company under the Purchase Contracts constituting a part of such Normal Units, in substitution for the Pledged Notes. Thereafter the Collateral Agent shall have such security interests, rights and obligations with respect to the Prepayment Treasury Consideration as it had in respect of the Pledged Notes as provided in Articles II, III, IV, V and VI, and any reference herein to the Notes shall be deemed to be reference to such Prepayment Treasury Consideration, and any reference herein to interest on the Notes shall be deemed to be a reference to corresponding distributions on such Prepayment Treasury Consideration.

                                  ARTICLE VII

                   REPRESENTATIONS AND WARRANTIES; COVENANTS

      SECTION 7.1 Representations and Warranties of the Holders

      The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represent and warrant to the Collateral Agent, which representations and-warranties shall be deemed repeated on each day a Holder Transfers Collateral that:

      (a) such Holder has the power to grant a security interest in and lien on the Collateral;

      (b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Section 2.1;

      (c) upon the Transfer of the Collateral to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any Intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Section 2.2); and

      (d) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Section 2.1 or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

      SECTION 7.2 Representations and Warranties of the Collateral Agent, Custodial Agent and Securities Intermediary

      The Collateral Agent, Custodial Agent and Securities Intermediary (each an "Agent") hereby represents and warrants:

      (a) The Collateral Agent, Custodial Agent and Securities Intermediary is a trust company duly incorporated and validly existing under the laws of Massachusetts;

      (b) The execution, delivery and performance by the Collateral Agent, the Custodial Agent and the Securities Intermediary of this Agreement have each been duly authorized by all necessary corporate action on the part of each such Agent; this Agreement has been duly executed and delivered by the Collateral Agent, the Custodial Agent and the Securities Intermediary and constitutes a valid and legally binding obligation of each of the Agents, enforceable against such Agents in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

      (c) The execution, delivery and performance by the Collateral Agent, the Custodial Agent and the Securities Intermediary of this Agreement do not violate or constitute a breach of the Articles of Incorporation or By-Laws of any of such Agents; and

      (d) No consent of any federal or state banking authority having regulatory authority over the Agents in their individual capacity is required for the execution and delivery of, or performance by the Agents of their respective obligations under, this Agreement.

      SECTION 7.3 Covenants

      The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

      (a) neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

      (b) neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the pledge hereunder, transferred in connection with the Transfer of the Units.

                                  ARTICLE VII

                              THE COLLATERAL AGENT

      SECTION 8.1 Appointment, Powers and Immunities

      (a) The Collateral Agent shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Each of the Collateral Agent, the Custodial Agent and the Securities
Intermediary:

      (i) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against any of them, nor shall any of them be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof;

      (ii) shall not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Units or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent), the Units or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or, except as expressly required hereby, for the existence, validity, perfection, priority or maintenance of any security interest created hereunder,

      (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except in the case of the Collateral Agent, pursuant to directions furnished under Section 8.2, subject to Section 8.6);

      (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence, bad faith or willful misconduct; and

      (v) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, the Units or other property deposited hereunder.

Subject to the foregoing, during the term of this Agreement, the Collateral Agent, in connection with the safekeeping and preservation of the Collateral hereunder, shall use the same standard of care it applies for similar property held for its own account.

      (b) No provision of this Agreement shall require the Collateral Agent, the Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be liable for any amount in excess of the value of the Collateral or for any special, indirect, individual, consequential damages or lost profits or loss of business, arising in connection with this Agreement. Notwithstanding the foregoing, the Collateral Agent, the Custodial Agent, the Purchase Contract Agent and Securities Intermediary, each in its individual capacity, hereby waive any right of set-off, banker's lien, liens or perfection rights as securities intermediary or any counterclaim with respect to any of the Collateral. If the Company fails to pay the Collateral Agent, the Custodial Agent and Securities Intermediary fees in connection with this Agreement, the Collateral Agent, the Custodial Agent and Securities Intermediary retains the right to set-off those fees from any funds to be transferred to the Company.

      (c) The Collateral Agent, Custodial Agent and Securities Intermediary shall have no liability whatsoever for the action or inaction of any Clearing Agency or any book-entry system thereof. In no event shall any Clearing Agency or any book-entry system thereof be deemed an agent or subcustodian of the Collateral Agent, Custodial Agent and Securities Intermediary.

      SECTION 8.2 Instructions of the Company.

      The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, or of exercising any power conferred on the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent, the Custodial Agent and the Securities Intermediary shall each receive indemnity reasonably satisfactory to it as provided herein. Nothing in this Section 8.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

      SECTION 8.3 Reliance

      Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent shall be entitled conclusively to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone or facsimile) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

      SECTION 8.4 Rights in Other Capacities

      The Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent, any Holder of Units and any holder of Separate Notes (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent, any Holder of Units or any holder of Separate Notes without having to account for the same to the Company; provided that each of the Securities Intermediary, the Custodial Agent and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself (and waives any right of set-off or banker's lien with respect to) and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral and the Collateral shall not be commingled with any other assets of any such Person.

      SECTION 8.5 Non-Reliance on Collateral Agent

      None of the Securities Intermediary, the Custodial Agent or the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Units of this Agreement, the Purchase Contract Agreement, the Units or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Units. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall not have any duty or responsibility to provide the Company or the Remarketing Agent with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent, any Holder of Units or any holder of Separate Notes (or any of their respective subsidiaries or affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.

      SECTION 8.6 Compensation and Indemnity

      The Company agrees:

      (a) to pay each of the Collateral Agent, the Custodial Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, for all services rendered by each of them hereunder and

      (b) to indemnify the Collateral Agent, the Custodial Agent and the Securities Intermediary (which for purposes of this paragraph, in each case, shall include its directors, officers, employees and agents) for, and to hold each of them harmless from and against, any loss, liability or reasonable out-of-pocket expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties or collecting such amounts. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each promptly notify the Company of any third party claim which may give rise to the indemnity hereunder and give the Company the opportunity to control the defense of such claim with counsel reasonably satisfactory to the indemnified party and no such claim shall be settled without the written consent of the Company, which consent shall not be unreasonably withheld.

      SECTION 8.7 Failure to Act

      In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, the Collateral Agent, Custodial Agent and the Securities Intermediary shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and neither the Collateral Agent, Custodial Agent nor the Securities Intermediary shall be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent, Custodial Agent and the Securities Intermediary shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, reasonably satisfactory to the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, or
(ii) the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, shall have received security or an indemnity reasonably satisfactory to the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, sufficient to save the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, harmless from and against any and all loss, liability or reasonable out-of-pocket expense which the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, may incur by reason of its acting without bad faith, willful misconduct or negligence. The Collateral Agent, Custodial Agent or the

Securities Intermediary may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, may deem necessary. Notwithstanding anything contained herein to the contrary, neither the Collateral Agent, Custodial Agent nor the Securities Intermediary shall be required to take any action that is in its reasonable opinion contrary to law or to the terms of this Agreement, or which would in its reasonable opinion subject it or any of its officers, employees or directors to liability.

      SECTION 8.8 Resignation

      Subject to the appointment and acceptance of a successor Collateral Agent, Custodial Agent or Securities Intermediary, as provided below, (a) the Collateral Agent, Custodial Agent and the Securities Intermediary may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Units, (b) the Collateral Agent, Custodial Agent and the Securities Intermediary may be removed at any time by the Company and (c) if the Collateral Agent, Custodial Agent or the Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent, Custodial Agent or the Securities Intermediary may be removed by the Purchase Contract Agent. The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary pursuant to clause (c) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be. If no successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's, Custodial Agent's or Securities Intermediary's giving of notice of resignation or such removal, then the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, may at the Company's expense petition any court of competent jurisdiction for the appointment of a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be. Upon removal of the Collateral Agent, Custodial Agent or Securities Intermediary, no fees paid to the retiring Collateral Agent, Custodial Agent or Securities Intermediary pursuant to Section 8.6(a) of this Agreement shall be refunded. Each of the Collateral Agent, Custodial Agent and the Securities Intermediary shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, hereunder by a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, and the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor. The retiring

Collateral Agent, Custodial Agent or Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Collateral Agent, Custodial Agent or Securities Intermediary hereunder. After any retiring Collateral Agent's, Custodial Agent's or Securities Intermediary's resignation hereunder as Collateral Agent, Custodial Agent or Securities Intermediary, the provisions of this Section 8.8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent, Custodial Agent or Securities Intermediary. Any resignation or removal of the Collateral Agent hereunder shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Custodial Agent and the Securities Intermediary hereunder.

      Any corporation into which the Collateral Agent, the Custodial Agent or the Securities Intermediary, in its individual capacity, may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Collateral Agent in its individual capacity may be transferred, shall be the Collateral Agent, the Custodial Agent, or the Securities Intermediary, as the case may be, respectively, under this Agreement without further act.

      SECTION 8.9 Right to Appoint Agent or Advisor

      The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents (other than legal counsel) pursuant to this Section 8.9 shall be subject to prior consent of the Company, which consent shall not be unreasonably withheld.

      SECTION 8.10 Survival

      The provisions of this Article VIII shall survive termination of this Agreement and the resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

      SECTION 8.11 Exculpation

      Anything in this Agreement to the contrary notwithstanding, in no event shall any of the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them, incurred without any act or deed that is found to be attributable to gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

                                   ARTICLE IX

                                   AMENDMENT

      SECTION 9.1 Amendment Without Consent of Holders

      Without the consent of any Holders or the holders of any Separate Notes, the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, for any of the following purposes:

      (i) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company; or

      (ii) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company so long as such covenants or such surrender do not adversely affect the validity, perfection or priority of the security interests granted or created hereunder; or

      (iii) to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Custodial Agent, Securities Intermediary or Purchase Contract Agent; or

      (iv) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

      SECTION 9.2 Amendment with Consent of Holders

      With the consent of the Holders of not less than a majority of the Purchase Contracts at the time outstanding, by Act of said Holders delivered to the Company, the Purchase Contract Agent or the Collateral Agent, as the case may be, the Company, when duly authorized, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Units; provided that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Unit adversely affected thereby,

      (i) change the amount or type of Collateral underlying a Unit (except for the rights of holders of Normal Units to substitute the Treasury Securities for the Pledged Notes or the Pledged Treasury Consideration, as the case may be, or the rights of Holders of Stripped Units to substitute Notes or the appropriate Treasury Consideration, as applicable, for the Pledged Treasury Securities), impair the right of the Holder of any Unit to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral; or

      (ii) otherwise effect any action that would require the consent of the Holder of each Outstanding Unit affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or

      (iii) reduce the percentage of Purchase Contracts the consent of whose Holders is required for any such amendment.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

      SECTION 9.3 Execution of Amendments

      In executing any amendment permitted by this Article IX, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent shall be entitled to receive and (subject to Section 8.1 hereof, with respect to the Collateral Agent, and Section 7.1 of the Purchase Contract Agreement, with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied and, in the case of an amendment pursuant to Section 9.1, that such amendment does not adversely affect the validity, perfection or priority of the security interests granted or created hereunder.

      SECTION 9.4 Effect of Amendments

      Upon the execution of any amendment under this Article IX, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

      SECTION 9.5 Reference to Amendments

      Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Article IX may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such amendment. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for outstanding Certificates.

                                   ARTICLE X

                                 MISCELLANEOUS

      SECTION 10.1 No Waiver

      No failure on the part of any party hereto or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any party hereto or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

      SECTION 10.2 GOVERNING LAW

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF. Without limiting the foregoing, the above choice of law is expressly agreed to by the Securities Intermediary, the Collateral Agent, the Custodial Agent and the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, in connection with the establishment and maintenance of the Collateral Account, which law, for purposes of the Code, shall be deemed to be the law governing all Security Entitlements related thereto. In addition, such parties agree that, for purposes of the Code, New York shall be the Securities Intermediary's jurisdiction. The Company, the Collateral Agent and the Holders from time to time of the Units, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the Borough of Manhattan in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent and the Holders from time to time of the Units, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

      SECTION 10.3 Notices

      Unless otherwise stated herein, all notices, requests, consents and other communications provided for herein (including, without limitation, any modification of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a mailed notice or notice transmitted by telecopier, upon receipt, in each case given or addressed as aforesaid.

      SECTION 10.4 Succeessors and Assigns

      This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the Units, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreement of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

      SECTION 10.5 Counterparts

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      SECTION 10.6 Severability

      If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

      SECTION 10.7 Expenses, Etc.

      The Company agrees to reimburse the Collateral Agent, the Securities Intermediary and the Custodial Agent for:

      (a) all reasonable out-of-pocket costs and all reasonable expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent, the Custodial Agent and the Securities Intermediary), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement;

      (b) all reasonable costs and expenses of the Collateral Agent (which for purposes of this paragraph shall include its directors, officers, employees and agents) (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Units to satisfy its obligations under the Purchase Contracts forming a part of the Units and (ii) the enforcement of this Section 10.7; and

      (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

      SECTION 10.8 Security Interest Absolute

      All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

      (a) any lack of validity or enforceability of any provision of the Purchase Contracts or the Units or any other agreement or instrument relating thereto;

      (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of Units under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

      (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

      SECTION 10.9 Waiver of Jury Trial

      EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    PLATINUM UNDERWRITERS HOLDINGS, LTD.

                                    By: /s/ Jerome T. Fadden
                                       -----------------------------------------
                                    Name: Jerome T. Fadden
                                    Title: President and Chief Executive Officer

                                    Address for Notices:

                                    Platinum Underwriters Holdings, Ltd.
                                    Clarendon House, 2 Church Street
                                    Hamilton HM 11, Bermuda
                                    Attention: Secretary
                                    Telecopy:  (441) 295-4720
                                    Telephone: (441) 295-5950


                                    JPMorgan Chase Bank,
                                    as Purchase Contract Agent and
                                    as attorney-in-fact of the Holders
                                    from time to time of the Units

                                    By: /s/ J. Adamis
                                       -----------------------------------------
                                    Name: J. ADAMIS
                                    Title: Vice President

                                    Address for Notices:

                                    450 West 33rd Street, 15th Floor
                                    New York, New York 10001
                                    Attention: Institutional Trust Services
                                    Telecopy:  (212) 946-8154
                                    Telephone: (212) 946-3040


Pledge Agreement

                         State Street Bank and Trust Company,
                         as Collateral Agent, Custodial Agent
                         and Securities Intermediary


                         By: /s/ E.C. Hammer
                            ---------------------------------------------------
                         Name: ELIZABETH C. HAMMER
                         Title: Vice President

                         Address for Notices:

                         c/o State Street Bank and Trust Company of Connecticut Goodwin Square
                         225 Asylum Street
                         Hartford, CT 06103
                         Attention: Corporate Trust Administration
                         Telecopy:  860-244-1889
                         Telephone: 860-244-1813

                                    EXHIBIT A

                       INSTRUCTION FROM PURCHASE CONTRACT
                           AGENT TO COLLATERAL AGENT

State Street Bank and Trust Company
c/o State Street Bank and Trust Company of Connecticut
Goodwin Square
225 Asylum Street
Hartford, CT 06103

Attention: Corporate Trust Administration

      Re:   Equity Security Units of Platinum Underwriters
            Holdings, Ltd. (the "Company")

      We hereby notify you in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of November 1, 2002, (the "Pledge Agreement") among the Company, yourselves, as Collateral Agent, Custodial Agent and Securities Intermediary and ourselves, as Purchase Contract Agent and as attorney-in-fact for the holders of [Normal Units] [Stripped Units] from time to time, that the holder of Units listed below (the "Holder") has elected to substitute [$_____ aggregate principal amount of Treasury Securities (CUSIP No. 912820BQ9)] [$_______ aggregate principal amount of Notes or $_____ aggregate principal amount of Treasury Consideration (CUSIP No. __________)] in exchange for the related [Pledged Notes or Pledged Treasury Consideration] [Pledged Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred [Treasury Securities] [Notes or the Treasury Consideration] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Pledged Treasury Securities] [Pledged Notes or Pledged Treasury Consideration], to release the [Notes or the Treasury Consideration] [Treasury Securities] related to such [Normal Units] [Stripped Units] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date: __________________

                                        JPMORGAN CHASE BANK,
                                        as Purchase Contract Agent


                                        By:_______________________________
                                           Name:
                                           Title:

Please print name and address of Registered Holder electing to substitute [Treasury Securities] [Notes or Treasury Consideration] for the [Pledged Notes or the Pledged Treasury Consideration] [Pledged Treasury Securities]:

Name:                                      Social Security or other Taxpayer
                                           Identification Number, if any:

Address:

                                   EXHIBTI B

                     INSTRUCTION TO PURCHASE CONTRACT AGENT

JPMorgan Chase Bank
  as Purchase Contract Agent
450 West 33rd Street, 15th Floor
New York, New York 10001

Attention: Institutional Trust Services

      Re:   Equity Security Units of Platinum Underwriters
            Holdings, Ltd. (the "Company")

The undersigned Holder hereby notifies you that it has delivered to State Street Bank and Trust Company, as Collateral Agent, [$_______ aggregate principal amount of Treasury Securities (CUSIP No. 912820BQ9)] [$_______ aggregate principal amount of Notes or $_____ principal amount of Treasury Consideration (CUSIP No. __________)] in exchange for the related [Pledged Notes or Pledged Treasury Consideration] [Pledged Treasury Securities] held by the Collateral Agent, in accordance with Section 4.1 of the Pledge Agreement, dated as of November 1, 2002 (the "Pledge Agreement"), between you, the Company and the Collateral Agent. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Notes or the Pledged Treasury Consideration] [Pledged Treasury Securities] related to such [Normal Units] [Stripped Units]. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date: _____________________     Signature:____________________________________

                                Signature Guarantee: _________________________

Please print name and address of Registered Holder:

Name:                           Social Security or other Taxpayer
                                Identification Number, if any:

Address:

                                    EXHIBIT C

              INSTRUCTION TO CUSTODIAL AGENT REGARDING REMARKETING

State Street Bank and Trust Company
c/o State Street Bank and Trust Company of Connecticut
Goodwin Square
225 Asylum Street
Hartford, CT 06103

Attention: Corporate Trust Administration

      Re:   Notes of Platinum Underwriters Finance, Inc.

The undersigned hereby notifies you in accordance with Section 4.5(d) of the Pledge Agreement, dated as of November 1, 2002 (the "Pledge Agreement"), among Platinum Underwriters Holdings, Ltd., yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent, and JPMorgan Chase Bank, as Purchase Contract Agent and as attorney-in-fact for the Holders of Normal Units and Stripped Units from time to time, that the undersigned elects to deliver on the fourth Business Day immediately preceding the first day of the Remarketing Period commencing on __________, 2005 $______ aggregate principal amount of Notes for delivery to the Remarketing Agent for remarketing pursuant to Section 4.5(d) of the Pledge Agreement. The undersigned will, upon request of the Remarketing Agent, execute and deliver any additional documents deemed by the Remarketing Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby.

      The undersigned hereby instructs you, upon receipt of the proceeds of such remarketing from the Remarketing Agent, net of amounts payable to the Remarketing Agent in accordance with the Pledge Agreement, to deliver such proceeds to the undersigned in accordance with the instructions indicated herein under "A. Payment Instructions." The undersigned hereby instructs you, in the event of [a/the Last] Failed Remarketing upon receipt of the Notes tendered herewith from the Remarketing Agent, to deliver such Notes to the person(s) and the address(es) indicated herein under "B. Delivery Instructions."

With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Notes tendered hereby and that the undersigned is the record owner of any Notes tendered herewith in physical form or a participant in The Depository Trust Company ("DTC") and the beneficial owner of any Notes tendered herewith by book-entry transfer to your account at DTC and (ii) agrees to be bound by the terms and conditions of Section 4.5(d) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.


Date: _____________________     Signature:____________________________________


                                Signature Guarantee: _________________________

Name:     ______________________________
          (Please Print)

Address:  ______________________________
          (Please Print)

Country:

Zip Code:

Telecopy (include country code if outside U.S.):

Telephone (include country code if outside U.S.):

(Tax Identification or Social Security Number):

A. PAYMENT INSTRUCTIONS

Proceeds of the remarketing should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name:     ______________________________
          (Please Print)

Address:  ______________________________
          (Please Print)

Zip Code:

Country:

Telecopy (include country code if outside U.S.):

Telephone (include country code if outside U.S.):

(Tax Identification or Social Security Number):

B. DELIVERY INSTRUCTIONS

In the event of [a/the Last] Failed Remarketing, Notes which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s):    ______________________________
            (Please Print)

Address:    ______________________________
            (Please Print)

Zip Code:

Country:

Telecopy (include country code if outside U.S.):

Telephone (include country code if outside U.S.):

(Tax Identification or Social Security Number):

In the event of [a/the Last] Failed Remarketing, Notes which are in book-entry form should be credited to the account at The Depository Trust Company set forth below.

Name of Account Party:                                       DTC Account Number:

                                   EXHIBIT D

                    INSTRUCTION TO CUSTODIAL AGENT REGARDING
                          WITHDRAWAL FROM REMARKETING

State Street Bank and Trust Company
c/o State Street Bank and Trust Company of Connecticut
Goodwin Square
225 Asylum Street
Hartford, CT 06103

Attention: Corporate Trust Administration

      Re:   Notes of Platinum Underwriters Finance, Inc.

The undersigned hereby notifies you in accordance with Section 4.5(d) of the Pledge Agreement, dated as of November 1, 2002 (the "Pledge Agreement"), among Platinum Underwriters Holdings, Ltd., yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent, and JPMorgan Chase Bank, as Purchase Contract Agent and as attorney-in-fact for the Holders of Normal Units and Stripped Units from time to time, that the undersigned elects to withdraw the $_____ aggregate principal amount of Notes delivered to the Custodial Agent on ___________, 2005 for remarketing pursuant to Section 4.5(d) of the Pledge Agreement. The undersigned hereby instructs you to return such Notes to the undersigned in accordance with the undersigned's instructions. With this notice, the undersigned hereby agrees to be bound by the terms and conditions of Section 4.5(d) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date: _____________________     Signature:____________________________________


                                Signature Guarantee: _________________________

Name(s):     ______________________________
             (Please Print)

Address:     ______________________________
             (Please Print)

Zip Code:

Country:

Telecopy (include country code if outside U.S.):

Telephone (include country code if outside U.S.):

(Tax Identification or Social Security Number):

A. DELIVERY INSTRUCTIONS

In the event of [a/the Last] Failed Remarketing, Notes which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s):     ______________________________
             (Please Print)

Address:     ______________________________
             (Please Print)

Zip Code:

Country:

Telecopy (include country code if outside U.S.):

Telephone (include country code if outside U.S.):

(Tax Identification or Social Security Number):

In the event of [a/the Last] Failed Remarketing, Notes which are in book-entry form should be credited to the account at The Depository Trust Company set forth below.

Name of Account Party:                                       DTC Account Number:


                                      D-2